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EXHIBIT 25.1

POWER OF ATTORNEY

    We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint A. J. Wold our true and lawful attorney-in-fact, with full power to him to sign for us, and in our names in the capacities indicated below, a Form 10-K of this corporation for fiscal year 2000 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments to said Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said Form 10-K and any and all amendments thereto.

    IN WITNESS WHEREOF each of the undersigned has executed this power of attorney as of the 9th of March 2001.

/s/ ANDREW J. WOLD Andrew J. Wold	President and Director	/s/ MARK C. PIGOTT Mark C. Pigott	Chairman of the Board and Director
/s/ PATRICIA A. DONOHOE Patricia A. Donohoe	Treasurer	/s/ KENNETH R. GANGL Kenneth R. Gangl	Vice Chairman and Director
/s/ BARRY E. PRATHER Barry E. Prather	Controller	/s/ DAVID J. HOVIND David J. Hovind	Director
		/s/ MICHAEL A. TEMBREULL Michael A. Tembreull	Director

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POWER OF ATTORNEY